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                                                                      Exhibit 10
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                         Key Employee Severance Pay Plan
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                         SUSQUEHANNA BANCSHARES, INC.

                                 KEY EMPLOYEE

                              SEVERANCE PAY PLAN
                              ------------------
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                                   ARTICLE I

                                PURPOSE OF PLAN
                                ---------------

          Section 1.01  Purpose of the Plan.  The Susquehanna Bancshares, Inc.
                        -------------------
Key Employee Severance Pay Plan (the "Plan"), as set forth herein, is intended to alleviate financial hardships which may be experienced by senior executives and other key employees of Susquehanna Bancshares, Inc. (the "Company") whose employment is terminated under specified circumstances within one (1) year following a Change of Control of the Company, and to reinforce and encourage the continued attention and dedication of those senior executives and other key employees to their assigned duties without distraction from a potential Change of Control of the Company. The Plan is not intended to be an "employee pension benefit plan" or a "pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Rather, this Plan is intended to meet the criteria set forth in 29 C.F.R. (S) 2510.3-2(b) for a "severance pay plan" that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA. Accordingly, the benefits paid by the Plan are not deferred compensation.

                                  ARTICLE II

                                  DEFINITIONS
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          Section 2.01 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          Section 2.02  "Beneficial Owner" of any securities shall mean:

          (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial
           --------  -------
Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

          (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
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Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall
                                          --------  -------
not be deemed the "Beneficial Owner" of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) where voting securities are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) above) or disposing of any voting securities of the Company;

provided, however, that nothing in this Section 2.02 shall cause a Person
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engaged in business as an underwriter of securities to be the "Beneficial Owner"
of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

          Section 2.03 "Benefit" or "Benefits" shall mean any or all of the benefits that a Participant is entitled to receive pursuant to Article IV of the Plan.

          Section 2.04 "Board of Directors" shall mean the Board of Directors of the Company.

          Section 2.05 "Change of Control" shall be deemed to have taken place if (i) any Person (except the Company or any employee benefit plan of the Company or of any Affiliate, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of thirty percent (30%) or more of the equity of the Company then outstanding, (ii) any Person together with all Affiliates and Associates of such Person purchases substantially all of the assets of the Company, or (iii) during any twenty-four (24) month period, individuals who at the beginning of such period constituted the Board cease for any reason (other than death or compulsory retirement at the age of seventy-two
(72) years) to constitute a majority of the continuing directors thereof, unless the election, or the nomination for election by the Company's shareholders, of at least seventy-five percent (75%) of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent (75%) of the directors in office at the time of such election or nomination who were directors at the beginning of such period.

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          Section 2.06 "Company" shall mean Susquehanna Bancshares, Inc., or any successor thereto.

          Section 2.07 "Compensation" shall mean one hundred ten percent (110%) of the sum of the Participant's annual base salary, determined as the greater of
(a) the amount in effect on the first day of the calendar quarter immediately preceding a Change of Control or (b) the amount in effect on the first day of the calendar quarter immediately preceding his or her Termination following a Change of Control.

          Section 2.08 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          Section 2.09 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          Section 2.10 "Participant" shall mean any senior executive or other key employee of the Company who is designated by the Compensation Committee and approved by the Board of Directors as eligible to participate in the Plan.

          Section 2.11 "Person" shall mean any individual, firm, corporation, partnership or other entity.

          Section 2.12 "Plan" shall mean the Susquehanna Bancshares, Inc. Key Employee Severance Pay Plan, as set forth herein, and as the same may from time to time be amended.

          Section 2.13 "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          Section 2.14 "Termination Date" shall mean the date of receipt of the Notice of Termination described in Article III hereof or any later date specified therein, as the case may be.

          Section 2.15 "Termination of Employment" shall mean the termination of the Participant's actual employment relationship with the Company.

          Section 2.16 "Termination following a Change of Control" shall mean a Termination of Employment within one (1) year after a Change of Control either:

          (i) initiated by the Company for any reason other than (a) the Participant's continuous illness, injury or incapacity for a period of twelve
(12) consecutive months or (b)for "cause," which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of

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duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its Subsidiaries taken as a whole; or

          (ii) initiated by the Participant upon one or more of the following occurrences:

          (A) any change resulting in a significant reduction by the Company of the authority, duties or responsibilities of the Participant;

          (B) any removal by the Company of the Participant from the employment grade, compensation level or officer positions which the Participant holds as of the Change of Control except in connection with promotions to higher office;

          (C) the requirement that the Participant undertake business travel (or commuting in excess of fifty miles each way) to an extent substantially greater than is reasonable and customary for the position the Participant holds.


                                  ARTICLE III

                             NOTICE OF TERMINATION
                             ---------------------


          Any Termination following a Change of Control shall be communicated by a Notice of Termination to the other party given in accordance with Section 8.05 hereof. For purposes of this Plan, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Plan relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Participant's employment under the provision so indicated, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than fifteen (15) days after the giving of such notice).

                                  ARTICLE IV

                                    BENEFIT
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          Section 4.01  Amount of Immediate Cash Benefit.  Upon a Participant's
                        --------------------------------
Termination following a Change of Control, the Company shall pay the Participant an amount

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equal to one and one-half times his Compensation in a lump sum within fifteen
(15) days after the Termination Date.

          Section 4.02  Additional Benefits.  For a period of one (1) year
                        -------------------
following the Participant's Termination Date, the Participant shall be entitled to participate in all employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any plan or program in effect on the Participant's Termination Date and maintained by the Company for officers at a comparable level (other than any severance or termination pay plan or program or bonus, stock option or other long-term incentive plan or program), to the fullest extent permissible under the general terms and provisions of such plan or program and in accordance with the provisions thereof, including group hospitalization, health, dental care, life or other insurance, tax-qualified pension and savings plans, stock purchase plan, and disability insurance. Notwithstanding the foregoing, if any such Benefits cannot lawfully be provided, or the provision thereof would disqualify any plan for favorable tax treatment under the Internal Revenue Code or result in adverse tax consequences to the Participant, the Company shall pay to the Participant a lump sum amount equal on an after-tax basis to the actuarial present value of such Benefits, as determined by an actuary chosen by the Participant, within fifteen (15) days after such determination by such actuary. Further notwithstanding the foregoing, nothing in this Plan shall preclude the amendment or termination of any such plan or program, provided that such amendment or termination is applicable generally to the officers of the Company or any Subsidiary or affiliate.

          Section 4.03.  Other Payments.  The Benefits due under this Article IV
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shall be in addition to and not in lieu of any payments or benefits due to the
Participant under any other plan, policy or program of the Company, except that no payments shall be due to the Participant under the Company's otherwise applicable severance or termination pay plan for employees, if any.

                                   ARTICLE V

                           ENFORCEMENT AND REMEDIES
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          Section 5.01   Interest.  In the event that the Company shall fail or
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refuse to make payment of any amounts or provide any other Benefits due the
Participant under Article IV hereof within the respective time periods provided therein, the Company shall pay to the Participant, in addition to the payment of any other sums provided in this Plan, interest, compounded daily, on any amount remaining unpaid (including the amount of any other Benefit due but unpaid) from the date payment is required under Article IV, as appropriate, until paid to the Participant, at the rate from time to time announced by Chase Manhattan Company as its "prime rate" plus two percent (2%), each change in such rate to take effect on the effective date of the change in such prime rate.

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          Section 5.02  Expenses.  It is the intent of the Company that the
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Participant not be required to incur any expenses associated with the enforcement of his rights under this Plan by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Participant hereunder. Accordingly, the Company shall pay the Participant on demand the amount necessary to reimburse the Participant in full for all expenses (including attorneys' fees and legal expenses) incurred by the Participant in enforcing any of the obligations of the Company under this Plan.

          Section 5.03  No Mitigation.  The Participant shall not be required to
                        -------------
mitigate any Benefit provided for in this Plan by seeking other employment or otherwise, nor shall any Benefit provided for herein be reduced by any compensation earned or benefit received through other employment or otherwise.

          Section 5.04  No Set-Off.  The Company's obligation to make the
                        ----------
payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Participant or others.

          Section 5.05  Taxes.  Any payment required under this Plan shall be
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subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

                                  ARTICLE VI

                           AMENDMENT AND TERMINATION
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          Section 6.01  Amendment, Suspension and Termination.  The Company,
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acting through the Board of Directors, retains the right, at any time and from time to time prior to a Change of Control, to amend, suspend or terminate the Plan in whole or in part, for any reason, and without either the consent of or the prior notification to any Participant. No such amendment, suspension or termination shall be permitted upon or after a Change of Control. No such amendment shall give the Company the right to recover any amount paid to a Participant prior to the date of such amendment or to cause the cessation and discontinuance of Benefits to any person or persons under the Plan already receiving Benefits.

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                                  ARTICLE VII

                               CLAIMS PROCEDURES
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          Section 7.01  Application for Benefits.  Each Participant believing
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himself/herself eligible for Benefits under this Plan may apply for such
Benefits by filing with the Board of Directors a written request for Benefits, which request may comprise a Notice of Termination delivered by the Participant.

          Section 7.02  Appeals of Denied Claims for Benefits.  In the event
                        -------------------------------------
that any claim for Benefits is denied in whole or in part, the Participant (or beneficiary, if applicable) whose claim has been so denied shall be notified of such denial in writing by the Board of Directors. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

          (a) The Participant whose claim has been denied shall file with the Board of Directors a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Board of Directors of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based.

          (b) The Board of Directors shall, within thirty (30) days of receipt of the Participant's notice of appeal, establish a hearing date on which the Participant may make an oral presentation to the Board of Directors in support of his/her appeal. The Participant shall be given not less than ten (10) days notice of the date set for the hearing.

          (c) The Board of Directors shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Board of Directors shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his/her interest, and the Board of Directors shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

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          (d)  The Board of Directors shall render a determination upon the appealed claim, within sixty (60) days of the hearing date, which determination shall be accompanied by a written statement as to the reasons therefor.


                                 ARTICLE VIII

                                 MISCELLANEOUS
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          Section 8.01  Nonalienation of Benefits.  None of the payments,
                        -------------------------
Benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, Benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the Benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan.

          Section 8.02  No Contract of Employment.  Neither the establishment of
                        -------------------------
the Plan, nor any modification thereof, nor the payment of any Benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          Section 8.03  Severability of Provisions.  If any provision of this
                        --------------------------
Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

          Section 8.04  Successors, Heirs, Assigns, and Personal
                        ----------------------------------------
Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. The Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or a division thereof, to acknowledge expressly that this Plan is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place.

          Section 8.05  Notice.  Any Notice of Termination delivered pursuant to
                        ------
Article III shall be delivered, if by the Company, to the Participant at his or her last known address, and if by the Participant, to the Corporate Secretary of the Company at the Company's corporate

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headquarters, personally, by registered or certified mail, return receipt requested, or by overnight express courier service. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

          Section 8.06  Headings and Captions.  The headings and captions herein
                        ---------------------
are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

          Section 8.07  Gender and Number.  Except where otherwise clearly
                        -----------------
indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

          Section 8.08  Unfunded Plan.  The Plan shall not be funded.  The
                        -------------
Company may, but shall not be required to, set aside or earmark an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event, no Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of Benefits.

          Section 8.09  Payments to Incompetent Persons, Etc.  Any benefit
                        ------------------------------------
payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Board of Directors and all other parties with respect thereto.

          Section 8.10  Lost Payees.  A Benefit shall be deemed forfeited if the
                        -----------
Board of Directors is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation.

          Section 8.11  Controlling Law.  This Plan shall be construed and
                        ---------------
enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law.

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          IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of the 20th day of January, 1999.


                                     SUSQUEHANNA BANCSHARES, INC.

Attest:


/s/ Lisa M. Cavage                   By: /s/ Robert S. Bolinger
------------------------------          --------------------------------
Assistant Secretary                        President

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